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                                                                    Exhibit 10.2

                                                               EXECUTION VERSION

                         SENIOR NOTE PURCHASE AGREEMENT

     This SENIOR NOTE PURCHASE AGREEMENT (this "Agreement") is made as of November 9, 2005 by and between Canadian Traffic Network ULC, an Alberta business corporation (the "Company"), and Metro Networks Communications, Inc., a Maryland corporation (the "Purchaser").

                                    RECITALS

     WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser has agreed to purchase, pursuant and subject to the terms of this Agreement, the Company's Senior Secured Note in an aggregate principal amount of 2,000,000 United States Dollars ("USD"), in the form attached hereto as Exhibit A (the "Senior Note").

     WHEREAS, the Company will use the proceeds of the issuance and sale of the Senior Note to support the working capital needs of the Company's business in connection with the execution of the Corus Affiliation Agreement (defined in Section 2.3 below).

     WHEREAS, as a condition to the willingness of the Purchaser to purchase the Senior Note, the Company has granted, or will grant, to the Purchaser a first priority Lien in all of its existing and hereafter acquired tangible and intangible assets, except for aviation assets expressly included in the definition of Excluded Collateral (defined in the Security Agreement) to secure the Note Obligations.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

1. DEFINITIONS. Certain capitalized terms are used in this Agreement as defined in the preamble, recitals and sections of this Agreement. In addition, certain other capitalized terms are used in this Agreement as specifically defined in this Section 1 as follows:

     "Affiliate" means, with respect to the Company (or any other specified Person), any other Person which, directly or indirectly, controls or is controlled by or is under direct or indirect common control with the Company (or such specified Person).

     "Applicable Interest Rate" means a per annum interest rate (on the basis of a 365-day year) equal to ten percent (10%).

     "ATN" means The Australia Traffic Network Pty Limited, an Australian proprietary company registered under the Corporation Law of New South Wales, Australia.

     "Bankruptcy Code" means Title 11 of the Code, as now or hereafter in effect, or any successor thereto.

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     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "Capitalized Lease Obligations" means the amount of liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "Closing Date" means the date on which the Senior Note is purchased pursuant to Section 2.2 hereof.

     "Code" means the United States Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

     "Collateral" means all collateral on which a Lien is granted or purported to be granted pursuant to the Security Agreement.

     "Control Accounts" means the collateral accounts of the Company maintained with the Control Banks which shall be subject to the Control Agreements.

     "Control Agreements" means the Account Control Agreements among the Company, each of the Control Banks, respectively, and the Purchaser in form and substance satisfactory to the Purchaser.

     "Control Banks" means Scotia Bank, Bank of Montreal and Fifth Third Bank and/or any other financial institution determined by mutual agreement of the Company and the Purchaser.

     "Default" means any Event of Default and any event or condition which with the passage of time, or giving of notice, or both, would become an Event of Default.

     "Default Interest Rate" means a rate equal to the lesser of (x) the Applicable Interest Rate plus two percent (2%) or (y) the maximum rate allowed under applicable law.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect as of December 31, 2004, which are consistent with the principles promulgated or adopted by the United States Financial Accounting Standards Board and its predecessor, applied on a consistent basis and in a manner consistent with the preparation of the Company's financial statements.

     "GTC" means Global Traffic Canada, Inc., a Delaware corporation, subsidiary of GTN and parent of CTN.


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     "GTN" means Global Traffic Network, Inc., a Delaware corporation, and parent of GTC.

     "Guaranty Agreement" means the guaranty agreement, dated as of the Closing Date, by and among GTN, GTC and ATN, as guarantors, and the Purchaser.

     "Indebtedness" means, with respect to any Person, all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of such specified Person as liabilities, but in any event including (without duplication) the following:

          (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind;

          (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid;

          (c) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such Person's business;

          (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person and all Capitalized Lease Obligations;

          (e) all payment obligations of such Person with respect to interest rate or currency protection agreements;

          (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances;

          (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations);

          (h) all guarantees of such Person, including existing guarantees for lease obligations; and

          (i) all reimbursement obligations of such Person under letters of credit.

     "Initial Public Offering" means a registration effected by either the Company or GTN of its respective stock or other securities under the Exchange Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of registrable securities) with aggregate gross proceeds to the Company or GTN, as applicable, of at least 5,000,000 USD.


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     "Investment" means, with respect to any specified Person:

          (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

          (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

          (c) any guarantee of the obligations of any other Person;

          (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

          (e) any other similar investment.

     The term "Investment" shall not include demand deposits in banks or similar institutions.

     "Legal Requirement" means any present or future requirement imposed upon the Company or any Subsidiary by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies), be it federal, state, provincial or local, or domestic or foreign, or by any board, bureau, commission, governmental or administrative agency, self-regulatory agency, central bank or monetary authority of the United States of America or any other jurisdiction in which the Company or any Subsidiary owns property or conducts its business, or any political subdivision of any of the foregoing.

     "Lien" means, with respect to any specified Person: (a) any lien, encumbrance, mortgage, pledge, adverse claim, charge or security interest of any kind upon any property or assets of such specified Person, whether now owned or hereafter acquired, or upon the income or profits therefrom; or (b) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such specified Person, with or without recourse.

     "Loan Documents" means this Agreement, the Senior Note, the Security Agreement, the Guaranty Agreement, the Control Agreements and any other document or instrument relating to the foregoing.

     "Material Adverse Change" means any change, event, condition, development or effect that, individually or in the aggregate, with all other changes, events, conditions, developments, and effects (i) is or could be reasonably expected to be materially adverse to the business, operations, assets, liabilities, results of operations or condition (financial or otherwise), or prospects of the Company and its Subsidiaries (if any), taken as a whole, or (ii) would be reasonably expected to prevent consummation of the Agreement or the issuance and sale of the Senior Note, in each case other than general economic conditions.

     "Maturity Date" means the earlier of: (x) the third anniversary of the Original Issuance Date; (y) the first anniversary of the closing date of an Initial Public Offering or (z) such


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     earlier date on which said amount shall become due and payable on account of acceleration by Purchaser according to the terms hereof, the date the principal amount of the Senior Note shall become due and payable.

     "Note Obligations" mean any and all Indebtedness and liabilities of the Company under the Loan Documents, including, without limitation, the obligation to pay principal, interest, premiums, if any, expenses, costs, attorneys' fees and disbursements, indemnities and other amounts payable thereunder or in connection therewith or related thereto.

     "Obligor" means the Company, as an obligor under the Security Agreement.

     "Original Issuance Date" means November 9, 2005, the date the Senior Note is executed and issued.

     "Payment Date" means (a) March 31, June 30, September 30 and December 31 of each year and (b) the Maturity Date.

     "Person" means any entity, whether of natural or legal constitution, including any present or future individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof, domestic or foreign.

     "Restricted Payment" means, with respect to any specified Person:

          (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interests in such specified Person;

          (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in such specified Person, or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a subsidiary or corporate parent or otherwise (including any such purchase, redemption or other retirement of any such securities held by employees upon termination of its employment);

          (c) loans made by such specified Person to any director, shareholder, member, partner, Affiliate, officer or employee of such Person; and

          (d) all other payments to a holder of any class of capital stock of or other equity interests or subordinated securities in such specified Person or an Affiliate of such Person (other than reimbursement of reasonable out-of-pocket expenses).

     "Security Agreement" means the Security Agreement, dated as of the Closing Date, by and between the Company and the Purchaser.

     "Senior Noteholder(s)" means the holder(s) of the Senior Note.

     "Subordinated Indebtedness" means Indebtedness incurred or to be incurred by the Company that is subordinated to the Note Obligations (pursuant to a subordination


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     agreement to be entered into by and among the Company, the Senior
     Noteholders and the subordinated creditor) in a manner satisfactory to the Senior Noteholders and contains terms, including, without limitation, payment terms, satisfactory to the Senior Noteholders.

     "Subsidiary" means any future direct or indirect subsidiary of the Company (all such entities collectively, "Subsidiaries").

2.   AUTHORIZATION AND SALE.

     2.1. Purchase and Sale of the Senior Note. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company hereby agrees to sell to the Purchaser, and by its acceptance hereof, the Purchaser agrees to purchase from the Company for investment the Senior Note for an aggregate purchase price of 2,000,000 USD (the "Purchase Price").

     2.2. Closing. At the closing of the purchase and sale of the Senior Note (the "Closing"), against payment of the Purchase Price to the Company by wire transfer of immediately available funds, the Company will deliver the Senior Note.

     2.3. Use of Proceeds. The proceeds of the sale of the Senior Note shall be used solely to support the working capital needs of the Company's business taking into account the execution of the Traffic Network Affiliation Agreement with Corus Entertainment Inc. (the "Corus Affiliation Agreement"). When reference is made herein to the business of the Company and the Subsidiaries, such includes the business after giving effect to the Corus Affiliation Agreement.

3.   TERMS OF THE SENIOR NOTE.

     3.1. Interest on the Senior Note.

          3.1.1. The Senior Note shall bear interest at a rate equal to the Applicable Interest Rate on the unpaid principal amount thereof from and including the Original Issuance Date until the Maturity Date. Such interest shall accrue and be payable quarterly in arrears. After and during the continuance of any Event of Default, the Senior Note shall bear interest at the rate equal to the Default Interest Rate, including, in the event of a payment default, on any overdue principal and to the extent permitted by applicable law, on any overdue amount, including overdue interest. On each Payment Date, interest on the Senior Note shall be payable in cash.

          3.1.2. Interest on the Senior Note shall be computed on the basis of a 365-day year. In computing such interest, the date of the making of the Senior Note shall be included and the date of payment shall be excluded.


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     3.2. Payment of Senior Note.

          3.2.1. Payment at Maturity of the Senior Note. On the Maturity Date, the Company will pay in cash the entire principal amount of all the Senior Note then outstanding, together with all accrued and unpaid interest thereon.

          3.2.2. Voluntary Prepayments. The Senior Note may be prepaid at any time, and from time to time, at the Company's option, in whole, and not in part, on 30 days' prior notice to the Senior Noteholders; provided, that any such voluntary prepayment of the Senior Note shall include accrued and unpaid interest on the amount so prepaid, if any, up to but not including the date of such payment.

     3.3. Prepayment Procedure. All payments, including any prepayment (whether voluntary or mandatory), shall be made by wire transfer or other same day funds to the accounts designated in writing by the Senior Noteholders (or such other account or address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party).

     3.4. Taxes.

          3.4.1. If the Company shall be required by law to deduct any taxes, levies, imposts, deductions, charges or withholdings imposed by the United States, Canada or Australia or any political subdivision thereof, excluding taxes imposed or based on the recipient's overall net income, and franchise or capital taxes imposed on it in lieu of net income taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments under the Senior Note, "Taxes") from or in respect of any sum payable hereunder or under any Senior Note to any Senior Noteholder, (i) the Company shall make such deductions and (ii) the Company shall remit the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, the Company shall furnish to such Senior Noteholder the original or certified copy of a receipt evidencing payment thereof.

          3.4.2. In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Senior Note.

          3.4.3. Each Senior Noteholder organized under the laws of a jurisdiction outside the United States and/or Canada, prior to its receipt of any payment on the Senior Note, shall provide the Company with (i) the appropriate tax forms under such jurisdiction certifying that such Senior Noteholder is entitled to


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               benefits under an income tax treaty to which the United States and/or Canada is a party, which exempts the recipient from United States and/or Canada withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States and/or Canada, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service or its Canadian equivalent, and
               (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Senior Noteholder is entitled to an exemption from United States and/or Canada withholding tax on interest payments made pursuant to this Agreement.

          3.4.4. For any period with respect to which a Senior Noteholder has failed to provide the Company with the appropriate form pursuant to Section 3.4.3, such Senior Noteholder shall not be entitled to indemnification under this Section 3.4 with respect to Taxes imposed by the United States and/or Canada; provided, however, that should a Senior Noteholder which is otherwise exempt from Taxes become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall, at such Senior Noteholder's expense, take such steps as such Senior Noteholder shall reasonably request to assist such Senior Noteholder to recover such Taxes.

          3.4.5. Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this
               Section 3.4 shall survive the payment in full of principal and interest under the Senior Note.

     3.5. Manner and Time of Payment.

          3.5.1. All payments under the Senior Note of principal, interest, premiums, expenses, costs and fees hereunder shall be made without defense, set-off or counterclaim, in same day funds and delivered to the Senior Noteholders not later than 2:00 p.m. (New York time) on the date such payment is due, with such payment to be made in each case, by wire transfer or other same day funds to such accounts designated in writing by the Senior Noteholders (or such other account or address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party); provided that funds received by such holders after 2:00 p.m. (New York time) shall be deemed to have been paid on the next succeeding Business Day.

          3.5.2. Whenever any payment to be made hereunder or under the Senior Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder or under the Senior Note.


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4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

     4.1. Organization and Good Standing. The Company and each Subsidiary is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each Subsidiary (a) has all requisite power and authority to conduct its business as it is now being conducted and as proposed to be conducted, and (b) is duly qualified and in good standing as a foreign company in each jurisdiction where the failure to be so qualified and in good standing would have a material adverse effect upon its operations or condition (financial or otherwise). A copy of the certificate of incorporation and by-laws (or other constituent documents, as applicable) of the Company and each of its Subsidiaries (collectively, the "Governing Documents") are attached hereto as Schedule 4.1.

     4.2. Authorization. The Company and each Subsidiary has the full entity power and authority to enter into this Agreement and each other Loan Document to which it is party and to perform all of its obligations hereunder and thereunder. The Company and each Subsidiary has duly authorized by all necessary action, the execution, delivery and performance of this Agreement and each other Loan Document to which it is party. The Company and each Subsidiary has duly executed and delivered this Agreement and each other Loan Document to which it is party, and each such document constitutes a legal, valid and binding obligation of the Company and each Subsidiary, as the case may be, enforceable against the Company and each Subsidiary, in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. No consent, approval, authorization or order of, declaration by, or filing or registration with, any court or governmental or regulatory agency or board, foreign or domestic, or any other Person is or will be required in connection with their execution and delivery of this Agreement or any other Loan Documents and their consummation of the transactions contemplated hereby or thereby.

     4.3. Capitalization. Schedule 4.3 set forth the authorized capital of the Company on the date hereof. After the Closing, the authorized and issued capital of the Company shall be the same. No Person is entitled to any preemptive rights or rights of first refusal with respect to the purchase or sale of any securities by the Company. There are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which the Company is bound, to purchase or otherwise acquire any authorized but unissued securities of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any equity of the Company.

     4.4. Valid Issuance of the Senior Note. The Senior Note being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the


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          terms hereof for the Purchase Price, will be duly and validly authorized and issued and free of restrictions on transfer, other than restrictions imposed under this Agreement and applicable United States state or federal securities laws. The Senior Note will be issued in compliance with all applicable United States and Canadian securities laws.

     4.5. Subsidiaries. The Company has no Subsidiaries and no Investment in any other Person.

     4.6. Security Interest. The Security Agreement when executed and delivered as contemplated hereunder, will create and grant to the Purchaser a legal, valid and binding first priority Lien in the Collateral identified therein. Such Collateral is not subject to any other Liens whatsoever.

     4.7. Absence of Undisclosed Liabilities. The Company has not been engaged in any business other than as contemplated by this Agreement. Except as set forth on Schedule 4.7 hereto, the Company has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than liabilities and obligations that were incurred by the Company in connection with the transactions contemplated by this Agreement.

     4.8. Compliance with Law and Other Instruments. Neither the issuance of the Senior Note nor the execution and delivery of this Agreement and each other Loan Document, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with or constitute a breach or violation of, the Governing Documents, (b) conflict with, constitute a breach of, constitute a default under, or constitute an event which, with notice or lapse of time or both would be a breach of or default under, any agreement, document, indenture, mortgage, deed of trust or other instrument or undertaking to which the Company or any Subsidiary or their Affiliates is a party or by which any of its respective assets or properties are bound, (c) constitute a violation of any Legal Requirement applicable to the Company or the Subsidiaries or by which any of its respective assets or properties are bound, (d) result in the creation or imposition of any Lien upon any asset or property of the Company (other than the Liens to secure the Note Obligations), or (e) permit any party to terminate any agreement to which the Company or any Subsidiary is a party or under which the Company or any Subsidiary is a beneficiary.

     4.9. Litigation. Except as described on Schedule 4.9 hereto, there is no litigation or governmental proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their directors or officers, that involves the possibility of any judgment or liability which might materially and adversely affect any of the business, operations, assets, liabilities, results of operations or condition (financial or otherwise), or prospects of the Company or any Subsidiary, the consummation of the transactions contemplated hereby or the right of the

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          Company to conduct its business as now conducted or as proposed to be conducted, including after giving effect to the Corus Affiliation Agreement.

     4.10. Registration Rights. Except as described on Schedule 4.10 hereto and as contemplated herein, the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Securities and Exchange Commission, the Canadian equivalent thereof or any other governmental entity, foreign or domestic, which has not been satisfied.

     4.11. Permits. The Company and the Subsidiaries possess all franchises, certificates, licenses, authorizations and permits or similar authority (the "Permits") necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit or is in default in any material respect under any such Permit.

     4.12. Insurance. Set forth on Schedule 4.12 is a complete and correct list of the insurance policies of the Company and the Subsidiaries in effect on the date hereof. The Company and the Subsidiaries have valid and effective insurance policies issued in favor of the Company and the Subsidiaries with financially sound and reputable companies and in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in business and operations substantially similar to the Company and the Subsidiaries.

     4.13. Business Plan. The Company has prepared the business plan, dated as of July 13, 2005, a copy of which was previously delivered to Purchaser and is attached hereto as Schedule 4.13, in good faith, based on facts believed by the Company to be accurate and based on certain assumptions believed by the Company to be reasonable.

     4.14. GTC. GTC is a holding company and does not conduct any business or hold any assets, other than its ownership in CTN.

     4.15. Disclosure. Neither this Agreement, nor any other Loan Document, nor any other material furnished by or on behalf of the Company or any Subsidiary to the Purchaser in connection with this Agreement or any other Loan Document and the transactions contemplated hereby and thereby, contains any untrue statement of any material fact, or omits to state any material fact that is necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, complete and not misleading.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

     5.1. Organization; Legal Capacity; Due Authorization. The Purchaser is a company duly incorporated, validly existing and in good standing under the laws of the

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          State of Maryland and has full corporate power and authority to execute and deliver this Agreement and each other Loan Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and each other Loan Document has been duly authorized by all necessary action and has been executed and delivered by the Purchaser and is the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     5.2. No Consents. No consent, approval, authorization or order of, declaration by, or filing or registration with, any court or governmental or regulatory agency or board, foreign or domestic, or any other Person is or will be required in connection with its execution and delivery of this Agreement or any other Loan Documents and its consummation of the transactions contemplated hereby or thereby.

     5.3. Restrictions on Transfer. The Purchaser has been advised that the Senior Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"); or any state securities laws in the United States and, therefore, cannot be resold unless registered under the Securities Act and/or applicable state securities laws or unless an exemption from such registration requirements is available.

6. CONDITIONS OF CLOSING. The obligation of the Purchaser to purchase the Senior Note at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

     6.1. Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true and correct on and as of the date hereof and on as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     6.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

     6.3. Compliance Certificate. The Company shall deliver to the Purchaser at the Closing a certificate dated the Closing Date and signed by the President of the Company certifying that (a) the conditions specified in Sections 6.1 and 6.2 have been satisfied and (b) no Default shall exist on the Closing Date prior to or immediately after giving effect to the sale of Senior Note.

     6.4. Approvals. All authorizations, consents, waivers, approvals or permits of, notice to, or filings or registrations with, any Person or any governmental authority or regulatory body of the United States, Canada or of any state or province thereof that are required in connection with the lawful issuance and sale of the Senior Note to the Purchaser pursuant to this Agreement (other than those which are not required to be obtained before the Closing) shall have been duly obtained and shall be effective on and as of the Closing Date.

     6.5. Related Agreements. The Company and the other parties thereto (other than the Purchaser), as applicable, shall have duly authorized, executed and delivered the Loan Documents, in each case in form and substance satisfactory to the Purchaser.

     6.6. No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any governmental authority or regulatory body of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Loan Documents or otherwise relating to the issuance and sale of the Senior Note.

     6.7. Litigation; Proceedings. Other than that disclosed on Schedule 4.9, no litigation, governmental proceeding or investigation shall have been instituted or threatened against the Company which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

     6.8. Secretary's Certificates. The Company shall have delivered to the Purchaser a certificate dated the Closing Date and signed by the Secretary of the Company certifying: (a) that attached thereto is a true and complete copy of all resolutions authorizing (i) the execution, delivery and performance of this Agreement and each other Loan Document and (ii) the issuance, sale and delivery of the Senior Note, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the other Loan Documents; (b) that attached thereto is a true and complete copy of the Company's certificate of incorporation and by-laws, as in effect on the Closing Date; (c) that attached hereto is a true and complete copy of the Corus Affiliation Agreement, which was duly executed and delivered by the parties thereto and is in full force and effect in accordance with its terms; and (d) as to the incumbency and specimen signature of certain officers of the Company. Each Subsidiary shall have delivered to the Purchaser a certificate dated the Closing Date and signed by the Secretary of such Subsidiary certifying that attached thereto is a true and complete copy of such Subsidiary 's certificate of incorporation and by-laws, as in effect on the Closing Date.

     6.9. Legal Opinions. The Purchaser shall have received from each of Maslon Edelman Borman & Brand, LLP, US counsel for the Company and Gowling Lafleur Henderson LLP, Canadian counsel for the Company, a legal opinion, dated as of the Closing Date, with respect to the transactions contemplated by this Agreement and the other Loan Documents, which opinion shall be in form and substance satisfactory to the Purchaser.

     6.10. Sales Representation Agreement. The Company shall have entered into a Sales Representation Agreement with Metro Networks Communications, Limited Partnership, in the form attached hereto as Exhibit B.

     6.11. Traffic Data Agreement. The Company shall have entered into a Traffic Data Agreement with Metro Networks Communications, Limited Partnership, in the form attached hereto as Exhibit C.

     6.12. Good Standing Certificates. The Purchaser shall have received a certificate of good standing dated not more than three business days prior to the Closing Date from the respective jurisdictions of organizations of the Company and the Subsidiaries and from any jurisdiction in which such entities are qualified to do business.

7.   AFFIRMATIVE COVENANTS. The Company hereby covenants as follows:

     7.1. Payment of Note Obligations. The Company will duly and punctually pay the principal, interest and any other amounts owing under this Agreement and the Senior Note, in each case when due under the terms of this Agreement and the Senior Note, and the Company will observe and comply with all other requirements applicable to it pursuant to this Agreement and the other Loan Documents.

     7.2. Books and Records. The Company will keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made on a consistent basis in accordance with GAAP.

     7.3. Taxes and Other Charges. The Company shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon the Company and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if the Company shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

     7.4. Legal Compliance. The Company shall comply with all Legal Requirements applicable to it.

     7.5. Use of Proceeds. The Company shall use the proceeds of the Senior Note only for the purposes set forth in Section 2.3 hereof.

     7.6. Separate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its separate corporate existence and its rights, privileges and franchises.

     7.7. Security Interest. The Company will at all times take, or cause to be taken, all actions necessary to maintain the first priority Lien granted to the Purchaser in the Collateral identified in the Security Agreement as a valid and perfected Lien, and supply all information to the Purchaser necessary for such maintenance.

     7.8. Control Accounts. The Senior Noteholders shall have a first priority security interest in the Control Accounts and the Company shall sign such documents, including without limitation UCC financing statements, and take such other actions from time to time reasonably requested by the Purchaser to obtain and maintain a first priority security interest in the Control Accounts, including causing the banks holding the Control Accounts to execute any document and take such actions as are reasonably requested by the Purchaser. The Company shall deposit all of the Company's cash and cash equivalents in the Control Accounts at the Closing; provided, however, that so long as no Default or Event of Default exists or is continuing, the Purchaser shall consent to withdrawals from the Control Accounts to permit the Company to pay its fees and expenses.

     7.9. Notice of Litigation, Material Adverse Change, Defaults. The Company shall promptly furnish to the Senior Noteholders notice of any litigation or any administrative or arbitration proceeding against the Company. The Company shall promptly, and in no event later than five
          (5) Business Days following the occurrence of the same, furnish to the Senior Noteholders notice of any Material Adverse Change to the Company or any Default or Event of Default hereunder.

     7.10. Financial Statements and Reports. The Company shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to its business and affairs in accordance with GAAP. The Company shall deliver to the Senior Noteholders: (i) within 90 days after the end of each fiscal year a complete copy of the Company's financial statements, including its balance sheet, statement of operations and cash flow statement, prepared in accordance with GAAP, consistently applied, and (x) if such financial statements were audited, certified in an audit report by independent public accountants or (y) if such financial statements were not audited, certified by the principal financial officer of the Company as to its fair presentation in accordance with GAAP; (ii) within 45 days after the end of each of the first three fiscal quarters, a copy of the Company's unaudited interim financial statements, including its balance sheet, statement of operations and cash flow statement, to be certified, subject to normal year-end audit adjustments and addition of footnotes, by the principal financial officer of the Company as to its fair presentation in accordance with GAAP as of such fiscal quarter end; (iii) within 35 days after the end of each calendar month, to the extent prepared, monthly financial statements, certified in accordance with clause (ii) of this Section 7.10, or if no monthly financial statements have been prepared, monthly sales reports; and
          (iv) as promptly as available, but in no event later than January 31st of such fiscal year, a copy of the Company's operating budget and a copy of its financial projections for the upcoming fiscal year, which projections shall have been prepared in good faith by the Company and shall have the same format as the financial statements provided in accordance with this Section 7.10.

     7.11. Other Information; Audit. From time to time at reasonable intervals upon request of any authorized officer of any Senior Noteholder, the Company shall furnish to such Senior Noteholder such other information regarding the business, assets, financial condition, income or prospects of the Company as such officer may reasonably request, including copies of all tax returns, agreements, and instruments to which the Company is party.

     7.12. Books, Records and Inspections; Consultation Rights. From time to time upon request of any Senior Noteholder, the Company will permit such Senior Noteholder and its representatives to visit and inspect any of the Company's properties, to examine its books of account and records, to make copies and extracts therefrom, to observe the taking of any physical inventories of its properties by them or its accountants, to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers and employees, and its independent public accountants (whose reasonable fees and expenses shall be paid by the Senior Noteholder), all upon reasonable prior written notice to the Company and at such reasonable times (during normal business hours) and intervals as such Person desires.

     7.13. Further Assurances. The Company will, at its expense and upon the reasonable request of Purchaser, duly execute and deliver, or cause to be duly executed and delivered, to Purchaser such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Purchaser to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     7.14. Governing Documents. The Company shall comply in all material respects with the terms of its certificate of incorporation and by-laws.

     7.15. Preemptive Rights. If the Company proposes to issue or sell any equity interests or any equity-linked securities, the Company shall, no later than 30 days prior to the consummation of such transaction, notify in writing the Purchaser. The Company's notice shall describe the proposed sale or issuance, identify the proposed purchaser and contain an offer to sell to the Purchaser, at the same price and for the same consideration to be paid by the proposed purchaser, Purchaser's pro rata portion of the securities to be issued or sold (based on Purchaser's then percentage ownership of the Company's issued and outstanding equity on a fully-diluted basis). If the Purchaser fails to accept, or rejects, the Company's offer within 15 days after its receipt of the Company's notice, the Company may proceed with the proposed sale or issuance of the securities offered to the Purchaser. This Section shall not apply to: (i) securities distributed or set aside ratably to all holders of equity securities of the Company on a per share equivalent basis, (ii) securities issuable pursuant to a stock option or equivalent plan approved by the Purchaser or (iii) securities issued in an Initial Public Offering.

8. NEGATIVE COVENANTS. Subject to the last sentence of this Section, the Company hereby covenants as follows:

     8.1. Transfer of Securities. Prior to an Initial Public Offering, without the prior written consent of the Purchaser (which shall not be unreasonably withheld), the Company shall not permit the transfer of any equity interests and other securities (other than the Senior Note) of the Company to any Person.

     8.2. Additional Securities. The Company shall not authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any equity interests or any equity-linked securities (including debt securities) except in accordance with Section 7.15. Without the prior written consent of the Purchaser, the Company shall not reclassify any of its equity as in existence on the date hereof, or permit any Subsidiary to authorize, issue or enter into, any agreement providing for the issuance (contingent or otherwise) of any equity interests or any other security (including debt securities).

     8.3. No Amendment to Governing Documents. Without the prior written consent of the Purchaser, the certificate of incorporation and by-laws of the Company as in effect on the Closing Date shall not be amended, modified, waived or terminated in any manner which is adverse to the Purchaser, the Senior Note or the duty or ability of the Company to repay the Note Obligations.

     8.4. Incurrence of Indebtedness. The Company shall not create, assume, incur or in any manner be or become liable in respect of or permit to exist any Indebtedness, except for (a) the Senior Note; (b) Subordinated Indebtedness in an amount not to exceed 2,000,000 USD;
          (c) Subordinated Indebtedness to GTN; (d) Indebtedness incurred solely in connection with the purchase of aviation assets to be secured by the Excluded Collateral and (e) Indebtedness (the "Potential Acquisition Indebtedness") incurred solely in connection with the acquisition previously discussed and contemplated by the parties (the "Potential Acquisition") in an amount not to exceed the greater of (i) 3,000,000 USD or (ii) the purchase price of the Potential Acquisition; provided, that, the Indebtedness of the Company, when measured on a consolidated basis with its affiliated group, shall not exceed the lesser of (i) Twenty Million United States Dollars (20,000,000 USD) or
          (ii) 500% of EBITDA for the most recently completed fiscal year of GTN, measured on a consolidated basis. For purposes of this Section, "EBITDA" means revenues, net of agency commissions and any other directly chargeable contract costs, less all selling costs and other direct and indirect operating expenses incurred, before interest, taxes, depreciation and amortization, recorded in accordance with GAAP.

     8.5. Prepayment of Indebtedness. The Company shall not directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (excluding the Note Obligations).

     8.6. Liens. The Company shall not create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so) on or with respect to any of its other properties or assets (whether now owned or hereafter acquired), except (x) Liens that secure the Note Obligations; (y) Liens permitted by Section 7.3 and (z) Liens that secure the Excluded Collateral.

     8.7. Investments. Without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed), the Company shall not have outstanding, acquire or hold any Investment (or become contractually committed to do so) except for the Potential Acquisition; provided, that, the Company shall notify the Purchaser of the final terms of the Potential Acquisition and to the extent such terms differ materially from those previously disclosed to Purchaser, Company shall receive the consent of Purchaser thereto (such consent not to be unreasonably withheld or delayed).

     8.8. Mergers, Asset Dispositions and Acquisitions. Except as contemplated by Section 8.7 hereto or the Initial Public Offering, the Company shall not (a) merge or consolidate with or acquire any other Person, unless (i) the target of such acquisition has an enterprise value of less than 500,000 USD or (ii) the Purchaser has approved such acquisition or (b) sell any, all or substantially all of its assets unless (i) such asset sale is for at least fair market value as determined in good faith by the Company, (ii) the consideration therefrom received by the Company is in the form of cash and (iii) the total cash proceeds from such asset sale are, within one Business Day of receipt thereof, used to prepay the Senior Note (to the extent outstanding) together with accrued and unpaid interest thereon, if any, up to but not including the date of such payment. Notwithstanding the foregoing, the Company may sell assets that are not required for the ongoing business of the Company, such determination to be made by the Company in its reasonable good faith determination; provided, that Company shall provide prior notice to the Purchaser when the assets to be sold exceed 50,000 USD.

     8.9. Restricted Payments. The Company shall not directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment (or become contractually committed to do so), except that the Company may make payments to GTN and GTC.

     8.10. Subordinated Indebtedness; Material Agreements. The Company shall not
          (i) make any payment of any part or all of any Subordinated Indebtedness or take any other action or omit to take any other action in respect of any Subordinated Indebtedness, except in accordance with the subordination agreement relative thereto, or (ii) without the Purchaser's prior written consent, agree to (a) any amendment or other modification of the subordination provisions of any documentation evidencing or relating to any Subordinated Indebtedness;
          (b) any amendment or other modification to any documentation evidencing any Subordinated Indebtedness that would increase the interest rate applicable thereto, accelerate the maturity date of any payment owing in respect thereof (including any redemption, prepayment or defeasance provision or the Company's obligation to pay cash interest); or (c) otherwise amend or modify any of the provisions of such Subordinated Indebtedness or any other material agreement of the Company in any manner that adversely affects the Senior Noteholders. The parties acknowledge that the Potential Acquisition Indebtedness shall be pari passu with the Senior Note.

     8.11. Business Activities. For as long as any principal remains outstanding under the Senior Note, the Company shall not compete with the Purchaser or any Business Affiliate (defined below) of the Purchaser in the United States, including without limitation, any of the following: (i) the management or operation of a traffic, news, weather, sports, entertainment or other information report gathering or broadcast service; (ii) soliciting client advertisers ("Sponsors") of the Purchaser, its Subsidiaries and Business Affiliates, and dealing with accounts with respect thereto; (iii) soliciting Business Affiliates of the Purchaser to enter into any contract or arrangement with any Person to provide traffic, news, weather, sports or other information report gathering or broadcast services; (iv) the sale or packaging of Competitive Broadcast Advertising Vehicles (defined below); or (v) forming or providing operational assistance to any business or a division of any business engaged in the foregoing activities. The parties acknowledge that the Company generates the majority of its revenue from the sale of advertising time and accordingly, the parties agree that the Company may solicit in the United States and elsewhere sales of advertising time to be broadcast in Canada and that such activity shall not be considered a restricted activity for purposes of this Section. For purposes hereof, "Business Affiliates" means any Person with whom the Company has or had a contract or other arrangement to provide traffic, news, weather, sports, entertainment or other information, whether by broadcast, computer or any other means. For purposes hereof, "Competitive Broadcast Advertising Vehicles" means an advertising vehicle that consists of a five to twenty second commercial mention and/or announcement that is offered for sale in a package including the broadcast of such commercial mentions or identification on more than one radio station in any one metropolitan area.

     8.12. Liquidation. The Company shall not liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction, or permit any of its Subsidiaries to liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction.

     8.13. Dealings with Affiliates. Except as otherwise expressly provided hereunder, the Company shall not enter into, nor permit any Subsidiary to enter into, any transaction(s) (including, without limitation, any loans or extensions of credit, release of guarantee, management contract or royalty agreement, deferred or contingent compensation agreement, consulting or other agreement) with any

          Affiliate, except loans or extensions of credit, or transactions in the ordinary course of business at prices and on terms not less favorable to the Company or such Subsidiary than could be obtained on an arms-length basis from unrelated third parties and otherwise approved by the disinterested members of the Board.

     8.14. Sale-Leasebacks. The Company shall not engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets, other than as otherwise permitted pursuant to this Section 8.

     8.15. Change of Corporate Name or Location. The Company shall not (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without (i) providing at least 30 days' prior written notice to Purchaser and (ii) receiving Purchaser's written acknowledgment that any reasonable action requested by Purchaser in connection therewith, including to continue the perfection of any Liens in favor of Purchaser in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States or Canada.

     8.16. Changes in Certain Agreements. The Company shall not amend or supplement any of the provisions of any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any Subsidiary under this Agreement or any of the Loan Documents.

     8.17. Changes in Accounting Methods. The Company shall not modify or change any method of accounting used by it in the preparation of its audited financial statements for its first completed fiscal year.

9.   EVENTS OF DEFAULT.

     If one or more of the following events (each herein referred to as an "Event of Default") shall occur and be continuing:

     9.1. Payment Default. The Company shall fail to pay (i) any principal of, or premium, if any, on the Senior Note when the same becomes due and payable, whether upon maturity, prepayment, acceleration or otherwise,
          (ii) any cash interest on the Senior Note after the same shall become due and payable or (iii) any other amount due hereunder, and such failure shall continue for a period of five (5) business days; or

     9.2. Certain Covenants. The Company shall default in the performance or observance of any covenant contained in Section 7 or Section 8 and such default shall continue for a period of five (5) business days; or

     9.3. Other Defaults. The Company shall default in the performance or observance of any covenant, agreement or condition of this Agreement (other than those described or referred to in any other paragraph of this Section 9) or any other

          Loan Document and such Default shall continue for more than 30 days after the first to occur of (i) any officer of the Company shall obtain actual knowledge that such Default has occurred or (ii) receipt by the Company of written notice of such Default from the Purchaser; or

     9.4. Breach of Representations or Warranties. Any representation or warranty made by the Company in this Agreement, any other Loan Document or in any statement or certificate at any time given by it in writing pursuant hereto or in connection herewith or therewith shall (taken as a whole) be false, misleading or incomplete in any material respect on the date as of when made or deemed made; or

     9.5. Involuntary Bankruptcy, Appointment of Receiver, etc. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States or any other jurisdiction, domestic or foreign, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable law; or (b) an involuntary case is commenced against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or over all or a substantial part of any of its respective properties, shall have been entered, or an interim receiver, trustee or other custodian of the Company for all or a substantial part of its respective properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company, and the continuance of any such events in this clause (b) for 60 days unless dismissed, bonded, stayed, vacated or discharged; or

     9.6. Voluntary Bankruptcy, Appointment of Receiver, etc. The Company shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States or any other jurisdiction, domestic or foreign, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company of any assignment for the benefit of creditors; or the board of directors of the Company (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing; or

     9.7. Judgments and Attachments. One or more judgments or decrees shall be entered against the Company involving a liability (to the extent not paid or covered by insurance) in excess of 100,000 USD for all such outstanding judgments and decrees and all such judgments or decrees shall not have been paid, vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

     9.8. Suspension of Business. The business of the Company shall be dissolved or liquidated or the usual business of the Company shall be suspended for a period of ten consecutive days; or

     9.9. Sale of Assets. The Company shall, whether by merger, sale or transfer, other than pursuant to an Initial Public Offering, sell more than twenty-five percent (25%) of its voting capital stock, or substantially all of its assets; or

     9.10. Default of Obligor. An Obligor shall default in the performance or observance of any obligation of an "Obligor" under the Security Agreement and such default shall continue for more than ten days; or

     9.11. Cross Defaults. Any default or event of default shall have occurred under the Subordinated Indebtedness or any other item of Indebtedness of the Company or any Subsidiary with a principal amount in excess of 100,000 USD individually or in the aggregate, beyond any applicable grace period or waiver or extension thereof;

     then, (i) upon the occurrence of any Event of Default described in the foregoing Sections 9.5 or 9.6 with respect to the Company, the unpaid principal amount of the Senior Note, together with accrued interest thereon, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon the occurrence of any other Event of Default, the Purchaser may, upon written notice to the Company, declare the Senior Note to be due and payable, whereupon the principal amount of the Senior Note, together with accrued interest thereon, shall automatically become immediately due and payable, such without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

10.  RESTRICTIONS ON TRANSFER.

     10.1. Assignments.

          10.1.1. The Purchaser may at any time sell, assign, transfer or negotiate all or any part of its Senior Note; provided that such transfer is in compliance with applicable United States federal and state securities laws. In the case of any sale, assignment, transfer or negotiation of all or part of the securities authorized under this Section 10.1, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Purchaser with respect to such Senior Note or the loans evidenced thereby.

          10.1.2. The Company shall keep at its principal office, or the principal office of its counsel, a register in which the Company shall provide for the registration of the Senior Note and the transfer of the same shall be provided. Upon surrender for registration of transfer of such securities in accordance with

               Section 10.1 at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new Senior Notes of like tenor and of a like principal or share amount, as applicable, registered in the name of such transferee or transferees and, in the case of a transfer in part, new Senior Notes in the appropriate amount registered in the names of such transferor. While the Senior Note is a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide the Purchaser with the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act in connection with any proposed transfer.

     10.2. Restrictive Securities Legend.

     The Senior Note shall bear a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OR PROVINCE, HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO ITS DISTRIBUTION, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN (I) EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) OPINION OF COUNSEL ACCEPTABLE TO THE PURCHASER THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED OR (III) EXEMPTION UNDER THE ACT. THIS SECURITY IS SUBJECT TO THE PROVISIONS OF A SENIOR NOTE PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY."

     10.3. Termination of Restrictions. The restrictions imposed by Section 10.2 hereof upon the transferability of the Senior Note shall cease and terminate as to any such particular security (i) when, in the opinion of legal counsel to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act and any other applicable securities laws or (ii) when such Senior Note shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any security or such security shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, a replacement Senior Note not bearing the legend set forth in Section 10.2 hereof.

11.  MISCELLANEOUS.

     11.1. Fees and Expenses. Each party shall be responsible for all fees and expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of the Loan Documents; provided, that the Company agrees to pay in full upon demand the costs and expenses set forth in Section 6 of the Senior Note, including, without limitation, after the occurrence of an Event of Default, all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by the Senior Noteholders in enforcing any obligations of, or in collecting any payments due hereunder or under, the Senior Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

     11.2. Company Indemnity. In addition to the payment of expenses pursuant to
          Section 11.1, the Company (the "Company Indemnitor") agrees to indemnify, pay and hold the Senior Noteholders, and the officers, directors, employees, agents, and Affiliates of the Senior Noteholders (collectively referred to as the "Purchaser Indemnitees") harmless, from and against any and all other actual costs, expenses, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Purchaser Indemnitees) (a) resulting from any breach of any representation or warranty of the Company or any covenant, obligation or agreement of the Company contained herein or in any certificate or other document delivered in connection herewith, or (b) in connection with any investigative, administrative or judicial proceeding commenced or threatened (excluding claims among Purchaser Indemnitees and, with the exception of claims arising out of otherwise indemnifiable matters (e.g., actions to enforce the indemnification rights provided hereunder), and excluding claims between the Company and a Purchaser Indemnitee), whether or not such Purchaser Indemnitee shall be designated a party thereto, which may be imposed on, incurred by, or asserted against that Purchaser Indemnitee, in any manner relating to or arising out of this Agreement, the Senior Note, the Loan Documents or the other documents related to the transactions contemplated hereby, the Purchaser's agreement to purchase the Senior Note or the use or intended use of the proceeds of any of the proceeds thereof to the Company (collectively, the "Purchaser Indemnified Liabilities"); provided, that the Company Indemnitor shall not have any obligation to a Purchaser Indemnitee hereunder with respect to a Purchaser Indemnified Liability to the extent that such Purchaser Indemnified Liability arises from the gross negligence or willful misconduct of that Purchaser Indemnitee.

     11.3. Purchaser Indemnity. The Purchaser (the "Purchaser Indemnitor") agrees to indemnify, pay and hold the Company, and the officers, directors, employees, agents, and Affiliates of the Company (collectively referred to as the "Company Indemnitees") harmless, from and against any and all other actual costs, expenses, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Company Indemnitees) resulting from any breach of any representation or warranty of the Purchaser or any obligation or agreement of the Purchaser contained herein or in any certificate or other document delivered in connection herewith (collectively, the "Company Indemnified Liabilities"); provided, that the Purchaser Indemnitor shall not have any obligation to a

          Company Indemnitee hereunder with respect to a Company Indemnified Liability to the extent that such Company Indemnified Liability arises from the gross negligence or willful misconduct of that Company Indemnitee.

     11.4. Indemnification Procedure. Any Indemnitee seeking indemnification under Section 11.2 or Section 11.3 hereof shall give an Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is actually prejudiced thereby. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee's prior written consent or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of, or in any way relating to, the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee, there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to Section 11.2 or Section 11.3, as applicable, that is effected without its prior written consent, which consent shall not be unreasonably withheld. To the extent that the undertaking to indemnify, pay and hold harmless set forth in Section 11.2 or
          Section 11.3, as applicable, may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. For purposes hereof, "Indemnitor" means the Purchaser Indemnitor or the Company Indemnitor, as applicable; "Indemnitee" means a Purchaser Indemnitee or a Company Indemnitee and "Indemnified Liabilities" means either Purchaser Indemnified Liabilities or Company Indemnified Liabilities.

     11.5. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     11.6. Notices. Notices shall be deemed to have been received (i) upon delivery, if delivered in person, or (ii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier. Notices sent by facsimile transmission shall be deemed to have been received on the date sent if a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), provided that the sender has a confirmed receipt. Notices sent by registered or certified mail, postage prepaid shall be deemed to have been received on the fifth Business Day following the mailing thereof. The addresses for such communications shall be (i) with respect to the Company, addressed to Canadian Traffic Network ULC, Atria III, 2225 Sheppard Avenue East Suite 1204, North York, Ontario M2J 5C2 Attention: William Yde, Facsimile No.: n/a, with a copy to Global Traffic Canada, Inc., 7521 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128, Attention: William Yde, Facsimile No.: (702) 562-4001 and (ii) with respect to the Purchaser, addressed to Metro Networks Communications, Inc., 40 West 57th Street, 15th Floor, New York, New York 10019, Attention: EVP, Business Affairs and Business Development, Facsimile No: (212) 641-2154, with a copy to the General Counsel, Facsimile No: (212) 641-2198, or to such other address or facsimile number as any such party shall designate in writing to the other.

     11.7. Survival of Warranties and Certain Agreements. Any liability of the Company for any (i) breach of, or inaccuracy in, the representations and warranties made by it herein or (ii) breach of or default in the performance of the agreements made by it herein, shall survive the execution and delivery of this Agreement, the sale, issuance and delivery of the Senior Note hereunder and shall continue until the repayment of the Senior Note and the Note Obligations in full; provided, that if all or any part of such payment is set aside, the Company shall remain liable for any (i) breach of, or inaccuracy in, the representations and warranties made by it herein or (ii) breach of or default in the performance of such agreements, as applicable, in each case as if no such payment had been made. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 11.1 and 11.2 shall survive the payment of the Senior Note and the termination of this Agreement for any reason.

     11.8. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, shall in any event be effective without the written consent of the Purchaser and the Company; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by the Senior Noteholder affected thereby, do any of the following: (a) extend the maturity or time of, or right to receive, payment of principal of, or premium, if any, or interest on, any Senior Note (other than as a result of waiving a Default or Event of Default giving rise to a right of acceleration, which shall each be by written consent of the Purchaser); or (b) reduce the rate of interest or the principal amount of any of the Senior Note; or (c) impair or affect the right of any Senior Noteholder to institute suit for enforcement of any such payment to which such Senior Noteholder is entitled pursuant to this Agreement; or (d) alter the percentage of Senior Note held by Senior Noteholders necessary to modify or take action under this Agreement; or (e) amend this Section 11.6. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.6 shall be binding upon each holder of the Senior Note at the time outstanding and each future holder thereof.

     11.9. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Purchaser in the exercise of any power, right or privilege hereunder or under the Senior Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Senior Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

     11.10. Severability. If and to the extent that any provision in this Agreement or the Senior Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, the Senior Note or of the other obligations of the Company under any of such provisions, or of such provision or obligation in any other jurisdiction, or of such provision to the extent not invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.

     11.11. Heading. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     11.12. Applicable Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of State of New York, without regard to the principles of conflicts of laws.

     11.13. Successors and Assigns; Subsequent Holders. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. The terms and provisions of this Agreement and the Senior Note shall inure to the benefit of any assignee or transferee of the Company, to the extent the assignment is permitted hereunder, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Company or Purchaser shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's respective rights or any interest therein or hereunder may not be assigned without the written consent of the Purchaser.

     11.14. Consent to Jurisdiction and Service of Process. The Company and the Purchaser (including, but not limited to, their respective subsidiaries, officers, directors and controlling persons) hereby (i) irrevocably submit to the exclusive jurisdiction of any New York State court or Federal court sitting in New York County in any action related to, connected with or arising out of, in whole or in part, this Agreement, the Loan Documents or any Senior Note, (ii) agree that all claims in such action shall be decided in such court, (iii) waive, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consent to the service of process by certified mail, return receipt requested. The Company and the Purchaser hereby agree that service upon it in the manner provided for the giving of notices in Section 11.6 shall constitute sufficient notice. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     11.15. Waiver of Jury Trial. The Company hereby waives, to the full extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any other Loan Document or the validity, protection, interpretation, collection or enforcement thereof. Notwithstanding anything contained in this Agreement to the contrary, no claim may be made by the Company against the Purchaser for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than willful misconduct constituting actual fraud) in connection with, arising out of or in any way related to the transactions contemplated hereunder or under the other Loan Documents, or any act, omission or event occurring in connection therewith. The Company hereby waives, releases and agrees not to sue upon any such claim for any such damages. The Company agrees that this Section 11.15 is a specific and material aspect of this Agreement and acknowledges that the Purchaser would not extend to the Company any monies hereunder if this Section 11.15 were not part of this Agreement.

     11.16. Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts and by different parties hereto in separate counterparts, including by facsimile, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.17. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. In the event of any conflict between the Senior Note and the terms set forth in Section 3 hereof, the terms and provisions of the Senior Note shall govern.

     11.18. Further Assurances. Either party, at the request of the other, will take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, as may reasonably be deemed necessary or desirable, all things necessary to consummate and make effective in a practicable manner, the transactions contemplated by this Agreement and the other Loan Documents, including, without limitation, the execution and delivery of any additional waivers, consents, confirmations, agreements, instruments or documents, or the taking of all actions, necessary to issue and sell the Senior Note to the Purchaser and to otherwise carry out the purpose and intent of this Agreement and the other Loan Documents.

     11.19. Termination. When all Note Obligations have been paid, performed and reasonably determined by the Purchaser to have been indefeasibly discharged in full, and if at the time no Senior Noteholder continues to be committed to extend any credit to the Company hereunder, this Agreement shall terminate and, at the Company's written request, accompanied by such certificates and other items as the Purchaser shall reasonably deem necessary, the Collateral shall revert to the Company and the right, title and interest of the Senior Noteholders therein shall terminate. Thereupon, on the Company's demand and at their cost and expense, the Purchaser shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall re-deliver to the Company any Collateral then in its possession; provided, however, that Sections 11.1, 11.2, 11.3,
          11.7 and 11.19 shall survive the termination of this Agreement.

                [Remainder of page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed this Senior Note Purchase Agreement as of the date first above written.

COMPANY:

CANADIAN TRAFFIC NETWORK ULC


By: /s/ William L. Yde III
    ------------------------------------
Name: William L. Yde III
      ----------------------------------
Title: Director
       ---------------------------------


PURCHASER:

METRO NETWORKS COMMUNICATIONS, INC.


By: /s/ Gary Worobow
    ------------------------------------
Name: Gary Worobow
      ----------------------------------
Title: EVP
       ---------------------------------